Form N-SAR

Sub-Item 77Q1(e)
Copies of new or amended Registrant investment advisory contracts
33-63212, 811-7736


Amendment to Janus Aspen Series Investment Advisory Agreement - Modular Portfolio Construction Portfolio is incorporated herein by reference to Exhibit
(d)(68) to Post-Effective Amendment No. 54 to Janus Aspen Series registration statement on Form N-1A, filed on August 31, 2011; accession number 0000950123-11-081460 (File No. 33-63212).

Amendment to Janus Aspen Series Investment Advisory Agreement - Dynamic Allocation Portfolio is incorporated herein by reference to Exhibit (d)(69) to Post-Effective Amendment No. 54 to Janus Aspen Series registration statement on Form N-1A, filed on August 31, 2011; accession number 0000950123-11-081460 (File No. 33-63212).